UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 11, 2005

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 11, 2005, MTI Technology Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with the entities (the “Series B Purchasers”) that are parties to the Securities Purchase Agreement relating to the proposed Series B financing. The material terms and conditions of the Securities Purchase Agreement and the proposed Series B financing are described in detail in the Company’s current report on Form 8-K that was filed with the Securities and Exchange Commission on August 22, 2005, and in its proxy statement that was dated and filed with the SEC on September 6, 2005. On October 11, 2005, the Company also issued the press release referred to in Item 2.02 hereof announcing certain preliminary financial results for the quarterly period ended October 1, 2005 (the “Press Release”).
     Pursuant to the terms of the Letter Agreement, the Company agreed that specified facts included in the Press Release constitute a “Material Adverse Effect” for limited purposes under the Securities Purchase Agreement, including certain representations and warranties that the Company made to the Series B Purchasers and certain conditions to the Series B Purchasers’ obligations under the Securities Purchase Agreement. In return, the Series B Purchasers agreed, among other things, to waive the right to assert or claim a breach of, or the inability to satisfy conditions of, certain provisions of the Securities Purchase Agreement as a result of the same facts. The Company further agreed to take all actions reasonably necessary to cause the Company’s 2005 Annual Meeting of Stockholders, which is scheduled for October 13, 2005, to be adjourned to a date from 15 to 20 business days following the issuance of the Press Release, as well as to timely file and deliver supplementary proxy materials to its stockholders in connection with the adjourned annual meeting.
     The Letter Agreement is only effective and enforceable against the Series B Purchasers if, among certain other requirements, at least 15 trading days on the Nasdaq SmallCap Market have elapsed between the date the Press Release was issued and the date the Series B financing is closed and if the Company was not in breach of specified obligations under the Securities Purchase Agreement with respect to the accuracy of its representations and warranties contained therein as of the date of the Letter Agreement as if such date were the Closing Date.
     The Series B Purchasers are the holders of the Company’s Series A Convertible Preferred Stock, which was issued to them in June 2004. EMC Corporation is one of the Series B Purchasers. Eighty six percent (86%) of the Company’s total product revenue in the first quarter of fiscal year 2006 was represented by EMC products. Furthermore, Michael Pehl, a partner of an entity that is affiliated with and controls the Series B Purchasers other than EMC, serves as a director of the Company. Mr. Pehl recused himself from discussions and votes of our board of directors regarding the Letter Agreement, the Securities Purchase Agreement and the transactions contemplated by each of those documents. A representative of EMC is entitled to attend the meetings of our board of directors as a non-voting observer.

     The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
     On October 11, 2005, the Company issued a press release to report certain preliminary financial results for the quarterly period ended October 1, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
     The information included in this current report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
     As noted in the press release attached hereto as Exhibit 99.1, the 2005 Annual Meeting of the Company’s stockholders is scheduled to be held on Thursday, October 13, 2005, to conduct routine matters and act on two proposals relating to the proposed Series B financing as described in the Company’s proxy statement dated September 6, 2005. The Company expects to convene the annual meeting, but intends to adjourn, without conducting any business thereat, to Tuesday, November 1, 2005, at which time the proposals contained in the proxy statement, including the Series B financing, will be submitted for stockholder approval. The Company intends to mail supplementary proxy materials to its stockholders next week.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated October 11, 2005, by and among MTI Technology Corporation, EMC Corporation and certain affiliates of Advent International Corporation.

99.1	Press Release dated October 11, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: October 11, 2005	By:	/s/ Scott Poteracki
Scott Poteracki
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated October 11, 2005, by and among MTI Technology Corporation, EMC Corporation and certain affiliates of Advent International Corporation.

99.1	Press Release dated October 11, 2005.